                                                                     EXHIBIT 4.2

================================================================================


                            McLEODUSA INCORPORATED



                                      and

                   UNITED STATES TRUST COMPANY OF NEW YORK,
                                    Trustee

                                ---------------

                         First Supplemental Indenture

                         Dated as of January 15, 2001

                                ---------------

                         11 3/8% Senior Notes Due 2009


================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                  ARTICLE I.
                           DESCRIPTION OF THE NOTES

SECTION 1.01  Title of Series..............................................   2
SECTION 1.02  Limit on Amount of Series....................................   2
SECTION 1.03  Payment of Principal.........................................   2
SECTION 1.04  Payment of Interest..........................................   2
SECTION 1.05  Place of Payment, etc........................................   2
SECTION 1.06  No Redemption at Election of Company.........................   2
SECTION 1.07  No Sinking Fund..............................................   3
SECTION 1.08  Denominations................................................   3
SECTION 1.09  Security Registrar; Paying Agent.............................   3
SECTION 1.10  Percentage of Principal at Which Issued......................   3
SECTION 1.11  Stated Currency..............................................   3
SECTION 1.12  Indexing of Amounts..........................................   3
SECTION 1.13  Election of Currency of Payment..............................   3
SECTION 1.14  Special Rights of Holders of Notes...........................   3
SECTION 1.15  Additional Events of Default and Covenants...................   3
SECTION 1.16  Registered Securities........................................   3
SECTION 1.17  Persons to Whom Interest is Payable..........................   3
SECTION 1.18  Defeasance and Covenant Defeasance...........................   4
SECTION 1.19  Definitive Securities........................................   4
SECTION 1.20  No Debt Warrants.............................................   4
SECTION 1.21  No Additional Amounts........................................   4
SECTION 1.22  Convertibility...............................................   4
SECTION 1.23  Guarantees...................................................   4

                                  ARTICLE II.
                            ADDITIONAL DEFINITIONS

              Acquired Indebtedness........................................   5
              Affiliate Transaction........................................   5
              Asset Sale...................................................   5
              Asset Sale Offer.............................................   5
              Asset Sale Payment Date......................................   5
              Asset Sale Purchase Price....................................   5
              Attributable Indebtedness....................................   5
              Average Life.................................................   6
              Capital Lease Obligation.....................................   6


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
              Cash Proceeds................................................   6
              Change of Control............................................   6
              Change of Control Offer......................................   7
              Change of Control Payment Date...............................   7
              Change of Control Purchase Price.............................   7
              Common Stock.................................................   7
              Consolidated Capital Ratio...................................   7
              Consolidated Cash Flow Available for Fixed Charges...........   7
              Consolidated Income Tax Expense..............................   7
              Consolidated Interest Expense................................   7
              Consolidated Net Income......................................   8
              Consolidated Net Worth.......................................   8
              Consolidated Tangible Assets.................................   8
              Default Amount...............................................   8
              Disqualified Stock...........................................   9
              Eligible Cash Equivalents....................................   9
              Excess Proceeds..............................................   9
              Existing Indebtedness........................................   9
              Fair Market Value............................................   9
              Guarantee....................................................   9
              Incur........................................................  10
              Indebtedness.................................................  10
              Interest Rate or Currency Protection Agreement...............  11
              Investment...................................................  11
              Issue Date...................................................  11
              Lien.........................................................  11
              Maturity.....................................................  11
              Moody's......................................................  11
              Net Cash Proceeds............................................  12
              Permitted Holders............................................  12
              Permitted Interest Rate or Currency Protection Agreement.....  12
              Permitted Investments........................................  13
              Permitted Liens..............................................  13
              Preferred Stock..............................................  14
              pro forma....................................................  15
              Purchase Money Indebtedness..................................  15
              Qualified Receivable Facility................................  15
              Qualified Receivable Subsidiary..............................  15
              Qualified Stock..............................................  15
              Receivables..................................................  15
              Restricted Payment...........................................  15
              Sale and Leaseback Transaction...............................  16
              Senior Credit Facility.......................................  16
              Senior Discount Notes........................................  16

                                                                            Page
              Standard & Poor's............................................  16
              Subordinated Indebtedness....................................  16
              Surviving Entity.............................................  17
              Telecommunications Assets....................................  17
              Telecommunications Business..................................  17
              Wholly-Owned Restricted Subsidiary...........................  17

                                 ARTICLE III.
              CONSOLIDATION, MERGER CONVEYANCE, LEASE OR TRANSFER

SECTION 3.01  Merger, Consolidation or Sale of Assets......................  18

                                  ARTICLE IV.
                             ADDITIONAL COVENANTS

SECTION 4.01  Default Rate of Interest.....................................  19
SECTION 4.02  [intentionally omitted]......................................  19
SECTION 4.03  [intentionally omitted]......................................  19
SECTION 4.04  [intentionally omitted]......................................  19
SECTION 4.05  [intentionally omitted]......................................  19
SECTION 4.06  [intentionally omitted]......................................  19
SECTION 4.07  Repurchase at the Option of Holders upon a Change of Control.................................................  19
SECTION 4.08  Limitation on Asset Sales....................................  21
SECTION 4.09  Limitation on Consolidated Indebtedness......................  24
SECTION 4.10  Limitation on Indebtedness and Preferred Stock of
                Restricted Subsidiaries....................................  27
SECTION 4.11  Limitation on Restricted Payments............................  29
SECTION 4.12  Limitation on Liens..........................................  31
SECTION 4.13  Limitation on Sale and Leaseback Transactions................  33
SECTION 4.14  Limitation on Dividends and Other Payment Restrictions
                Affecting Subsidiaries.....................................  33
SECTION 4.15  Limitation on Issuance and Sale of Capital Stock of
                Restricted Subsidiaries....................................  35
SECTION 4.16  Transactions with Affiliates.................................  35
SECTION 4.17  Restricted and Unrestricted Subsidiaries.....................  36

                                  ARTICLE V.
                               EVENTS OF DEFAULT

SECTION 5.01  Modification of Section 501(4) of the Indenture..............  37
SECTION 5.02  Additional Events of Default.................................  38
SECTION 5.03  Modification of Section 502(1) of the Indenture..............  38


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                                  ARTICLE VI.
                                 MISCELLANEOUS

SECTION 6.01  Effective Date...............................................  39
SECTION 6.02  Successors and Assigns.......................................  39
SECTION 6.03  Separability Clause..........................................  39
SECTION 6.04  Benefits of First Supplemental Indenture.....................  39
SECTION 6.05  No Personal Liability........................................  39
SECTION 6.06  Governing Law................................................  39
SECTION 6.07  Counterparts.................................................  39

     FIRST SUPPLEMENTAL INDENTURE, dated as of January 15, 2001, by and between McLEODUSA INCORPORATED, a Delaware corporation (hereinafter called the "Company"), having its principal office at 6400 C Street, S.W., Cedar Rapids,
 -------
Iowa 52406 and UNITED STATES TRUST COMPANY OF NEW YORK, a bank and trust company organized under the New York banking law, as trustee hereunder (hereinafter called the "Trustee"), currently having its Corporate Trust Office at 114 West
            -------
47th Street, New York, New York 10036.

                                    RECITALS

     The Company and the Trustee have entered into an Indenture, dated as of January 15, 2001 (the "Indenture"). Capitalized terms used herein, not
                       ---------
otherwise defined herein, shall have the meanings given them in the Indenture.

     There have heretofore been no Securities authenticated and delivered by the Trustee under the Indenture.

     In Section 301 of Article Three of the Indenture it is provided, among other things, that the Securities may be issued in series, that all Securities of any one series shall be identical, except as otherwise provided, that the Securities of each series may differ as to terms and provisions thereof and that the maximum amount of the Securities issuable of any series may or may not be limited as the Board of Directors shall determine.

     In Section 901 of Article Nine of the Indenture it is provided that, among other things, the Company and the Trustee, from time to time and at any time, subject to the restrictions contained in the Indenture, may enter into one or more Supplemental Indentures, in form satisfactory to the Trustee (which Supplemental Indenture or Indentures shall thereafter form a part of the Indenture) for the following purposes among others: to add to the covenants and agreements of the Company for the protection of Holders of any series of Securities and to establish the form or terms of Securities of any series.

     The Company desires, for its corporate purposes, to create and issue under and in accordance with the provisions of the Indenture, up to $750,000,000 aggregate principal amount at maturity of Securities to be known as its 11 3/8% Senior Notes due 2009 (the "Notes") and to enter into this First Supplemental
                            -----
Indenture to add to the covenants and agreements of the Company for the protection of the Holders of the Notes and to establish the form and terms of the Notes.

     The form, terms and provisions of this First Supplemental Indenture and the execution thereof by the Company have been duly authorized and all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture and to make the Notes, when authenticated by the Trustee, and delivered, the valid and binding obligations of the Company, have been done.

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes issued under the Indenture on or after the date of this First Supplemental Indenture, as follows:

                                   ARTICLE I.
                            DESCRIPTION OF THE NOTES

      SECTION 1.01  Title of Series.  The Company hereby creates a series of its
                    ---------------
senior notes known as the "11 3/8% Senior Notes due 2009," which shall be deemed
"Securities" for all purposes under the Indenture.   The definitive form of the
Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Notes shall bear interest, be payable and have such other terms as are stated in the form of definitive Note or in the Indenture, as supplemented by this First Supplemental Indenture.

      SECTION 1.02  Limit on Amount of Series.  The maximum aggregate principal
                    -------------------------
amount at maturity of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906, 1107 or 1305 of the Indenture and except for any Notes which pursuant to Section 303 of the Indenture are deemed never to have been authenticated and delivered) is $750,000,000.

      SECTION 1.03  Payment of Principal.  The principal amount of the Notes
                    --------------------
shall be payable on January 1, 2009, unless earlier redeemed or repurchased pursuant to the terms of this First Supplemental Indenture and the Notes.

      SECTION 1.04  Payment of Interest.  Interest on the Notes will be payable
                    -------------------
semi-annually in arrears at the rate of 11.375% per annum on the aggregate principal amount thereof (on the basis of a 360-day year of twelve 30-day months) on January 1 and July 1 (the "Interest Payment Dates") of each year,
                                      ----------------------
commencing July 1, 2001. Interest shall be payable on the Interest Payment Dates to the persons in whose names the Notes are registered at the close of business on the preceding December 15 and June 15 respectively (the "Regular
                                                                     -------
Record Dates").
------------

      SECTION 1.05  Place of Payment, etc.  The principal of, premium, if any,
                    ---------------------
and interest on and all other amounts payable with respect to the Notes shall initially be payable, and the Notes may be surrendered for registration of transfer, exchange or redemption and notices or demands to or on the Company with respect to the Notes may be served, at the Corporate Trust Office of the Trustee.

      SECTION 1.06  No Redemption at Election of Company.  The Notes shall not
                    ------------------------------------
be redeemable before their Stated Maturity at the election of the Company, and Article Eleven of the Indenture shall not be applicable to the Notes.

      SECTION 1.07  No Sinking Fund.  The Company shall have no obligation to
                    ---------------
redeem, repay or repurchase Notes pursuant to any sinking fund or analogous provision.

      SECTION 1.08  Denominations.  The Notes shall be issuable in minimum
                    -------------
denominations of $1,000 and any integral multiple thereof.

      SECTION 1.09  Security Registrar; Paying Agent.  The Security Registrar
                    --------------------------------
and the Paying Agent shall initially be the Trustee.

      SECTION 1.10  Percentage of Principal at Which Issued.  The Notes will be
                    ---------------------------------------
issued at their full principal amount.

      SECTION 1.11  Stated Currency.  The Notes shall be denominated in United
                    ---------------
States dollars.

      SECTION 1.12  Indexing of Amounts.  The amount of payments of principal
                    -------------------
of, premium (if any), or interest on or other amounts payable with respect to the Notes shall not be determined with reference to any index.

      SECTION 1.13  Election of Currency of Payment.  The principal of, premium
                    -------------------------------
(if any), or interest on or other amounts payable with respect to the Notes shall not be payable, whether at the election of the Company or a Holder thereof, in any currency other than United States dollars.

      SECTION 1.14  Special Rights of Holders of Notes.  Except as set forth in
                    ----------------------------------
Section 4.07 and Section 4.08 of this First Supplemental Indenture, there are no other provisions granting special rights to the Holders of the Notes on the occurrence of any event.

      SECTION 1.15  Additional Events of Default and Covenants.  Solely for the
                    ------------------------------------------
benefit of the Holders of the Notes, additional covenants and Events of Default are set forth in Articles III, IV and V of this First Supplemental Indenture.

      SECTION 1.16  Registered Securities.  The Notes shall be issued as
                    ---------------------
Registered Securities in global form, which will be deposited with, or on behalf of, DTC and registered in the name of DTC's nominee and the circumstances under which any global Note may be transferred to, and registered and exchanged for Notes registered in the name of a Person other than DTC shall, except as set forth below, be as set forth in Section 305 of the Indenture. Payment of principal of, premium, if any, and interest on and other amounts payable with respect to the Notes will be made to DTC or its nominee.

      SECTION 1.17  Persons to Whom Interest is Payable.  Interest on the Notes
                    -----------------------------------
will be payable to the Persons in whose name the Notes are registered at the close of business on the Regular Record Date for such interest.

      SECTION 1.18  Defeasance and Covenant Defeasance.  Article Fourteen of the
                    ----------------------------------
Indenture, including, without limitation, Sections 1402 and 1403 thereof, shall be applicable to the Notes, with the following additional provisions:

           (a) In the event of defeasance under Section 1402 of the Indenture, the provisions of Article Eleven of the Indenture shall not be terminated with respect to the Notes.

           (b) The following covenants shall be additional covenants with respect to which the Company shall be released from all its obligations thereunder upon the Company's exercise of its option to have Section 1403 of the Indenture be applicable to the Notes: Section 3.01(c), Section 3.01(d), Section 4.07 through and including Section 4.17 of this First Supplemental Indenture, and any covenant added to the Indenture with respect to the Notes subsequent to the Issue Date pursuant to Section 901 of the Indenture.

           (c) Upon the Company's exercise of its option to have Section 1403 of the Indenture be applicable to the Notes, the occurrence of any event specified in Section 501(4) of the Indenture (as amended pursuant to Section 5.01 of this First Supplemental Indenture) or in Section 5.02(a) of this First Supplemental Indenture, in each case with respect to any of
      Section 3.01(c), Section 3.01(d), Section 4.07 through and including
      Section 4.17 of this First Supplemental Indenture, and any covenant added to the Indenture with respect to the Notes subsequent to the Issue Date pursuant to Section 901 of the Indenture, shall be deemed not to be or result in an Event of Default.

      SECTION 1.19  Definitive Securities.  Notes are issuable in definitive
                    ---------------------
form only in accordance with Section 304 of the Indenture.

      SECTION 1.20  No Debt Warrants.  The Notes are not issuable, and will not
                    ----------------
be issued, upon the exercise of debt warrants.

      SECTION 1.21  No Additional Amounts.  The Company will not pay any
                    ---------------------
Additional Amounts on the Notes, and Section 1009 of the Indenture shall not be applicable to the Notes.

      SECTION 1.22  Convertibility.  The Notes will not be convertible into any
                    --------------
Capital Stock of the Company or other debt securities of the Company.

      SECTION 1.23  Guarantees.  The Notes will not be guaranteed by any of the
                    ----------
Subsidiaries of the Company or by any other Person.


                                  ARTICLE II.
                             ADDITIONAL DEFINITIONS

     Solely for the benefit of the Holders of the Notes and so long as any of the Notes are Outstanding, the following definitions shall be applicable to the Notes, be included as defined terms for all purposes under the Indenture with respect to the Notes and, to the extent inconsistent with the definition of any such term contained in Section 101 of the Indenture, shall replace such definition for purposes of the Notes:

     "Acquired Indebtedness" means, with respect to any specified Person,
      ---------------------
Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person; provided that such
                                                              --------
Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such other Person merging with or into or becoming a Subsidiary of such specified Person.

     "Affiliate Transaction" has the meaning set forth in Section 4.16 hereof.
      ---------------------

     "Asset Sale" by any Person means any transfer, conveyance, sale, lease or
      ----------
other disposition by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary of the specified Person, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Wholly-Owned Restricted Subsidiary of such Person or by such Person to a Wholly-Owned Restricted Subsidiary of such Person) of (i) shares of Capital Stock or other ownership interests of a Restricted Subsidiary of such Person (other than as permitted by the provisions of Section 4.10 hereof), (ii) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business (other than as part of a Permitted Investment) or (iii) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business and, in each case, that is not governed by Article V hereof; provided that "Asset Sale"
                                                     --------
shall not include (i) sales or other dispositions of inventory, receivables and other current assets in the ordinary course of business, (ii) simultaneous exchanges by the Company or any Restricted Subsidiary of Telecommunications Assets for other Telecommunications Assets in the ordinary course of business; provided that the applicable Telecommunications Assets received by the Company
--------
or such Restricted Subsidiary have at least substantially equal Fair Market Value to the Company or such Restricted Subsidiary (as determined by the Board of Directors whose good faith determination shall be conclusive and evidenced by a Board Resolution), and (iii) sales or other dispositions of assets with a Fair Market Value (as certified in a Company Certificate) not in excess of $5 million.

     "Asset Sale Offer" has the meaning set forth in Section 4.08(c) hereof.
      ----------------

     "Asset Sale Payment Date" has the meaning set forth in Section 4.08(d)(ii)
      -----------------------
hereof.

     "Asset Sale Purchase Price" has the meaning set forth in Section 4.08(c)
      -------------------------
hereof.

     "Attributable Indebtedness" means, with respect to any Sale and Leaseback
      -------------------------
Transaction of any Person, as at the time of determination, the greater of
(i) the capitalized amount in respect of such transaction that would appear on the balance sheet of such Person in accordance with GAAP and (ii) the present value (discounted at a rate consistent with accounting guidelines, as determined in good faith by the responsible accounting officer of such Person) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty).

     "Average Life" means, as of any date, with respect to any debt security or
      ------------
Disqualified Stock, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the dates of each scheduled principal payment or redemption payment (including any sinking fund or mandatory redemption payment requirements) of such debt security or Disqualified Stock multiplied in each case by (y) the amount of such principal or redemption payment, by (ii) the sum of all such principal or redemption payments.

     "Capital Lease Obligation" of any Person means the obligation to pay rent
      ------------------------
or other payment amounts under a lease of (or other Indebtedness arrangement conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Cash Proceeds" means, with respect to any Asset Sale or issuance or sale
      -------------
of Capital Stock by any Person, the aggregate consideration received in respect of such sale or issuance by such Person in the form of cash and Eligible Cash Equivalents.

     "Change of Control" shall be deemed to occur if (i) the sale, conveyance,
      -----------------
transfer or lease of all or substantially all of the assets of the Company to any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act), other than any Permitted Holder or any Restricted Subsidiary of the Company, shall have occurred; or (ii) any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35 percent of the total voting power of all classes of the Voting Stock of the Company (including any warrants, options or rights to acquire such Voting Stock), calculated on a fully diluted basis, and such voting power percentage is greater than or equal to the total voting power percentage then beneficially owned by the Permitted Holders in the aggregate; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any directors whose election or appointment by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     "Change of Control Offer" has the meaning set forth in Section 4.07(a)
      -----------------------
hereof.

     "Change of Control Payment Date" has the meaning set forth in Section
      ------------------------------
4.07(b)(ii) hereof.

     "Change of Control Purchase Price" has the meaning set forth in Section
      --------------------------------
4.07(a) hereof.

     "Common Stock" means Capital Stock other than Preferred Stock.
      ------------

     "Consolidated Capital Ratio" of any Person as of any date means the ratio
      --------------------------
of (i) the aggregate consolidated principal amount of Indebtedness of such Person then outstanding to (ii) the aggregate consolidated paid-in capital of such Person as of such date.

     "Consolidated Cash Flow Available for Fixed Charges" for any period means
      --------------------------------------------------
the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period increased by the sum of (i) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, plus (ii) Consolidated
                                                         ----
Income Tax Expense of the Company and its Restricted Subsidiaries for such period, plus (iii) the consolidated depreciation and amortization expense
        ----
included in the income statement of the Company and its Restricted Subsidiaries for such period, plus (iv) any non-cash expense related to the issuance to
                 ----
employees of the Company or any Restricted Subsidiary of the Company of options to purchase Capital Stock of the Company or such Restricted Subsidiary, plus (v)
                                                                        ----
any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity; and plus (vi) any
                                                               ----
non-cash expense related to a purchase accounting adjustment not requiring an accrual or reserve and separately disclosed in the Company's Consolidated Income Statement, and decreased by the amount of any non-cash item that increases such Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom the Consolidated Cash
           --------
Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary of the Company (calculated separately for such Restricted Subsidiary in the same manner as provided above for the Company) that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary of the Company to the extent of such restriction.

     "Consolidated Income Tax Expense" for any period means the aggregate
      -------------------------------
amounts of the provisions for income taxes of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means for any period the interest expense
      -----------------------------
included in a consolidated income statement (excluding interest income) of the Company and its Restricted Subsidiaries for such period in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Indebtedness discount; (ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities;

(iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements; (iv) Preferred Stock dividends of the Company and its Restricted Subsidiaries (other than dividends paid in shares of Preferred Stock that is not Disqualified Stock) declared and paid or payable; (v) accrued Disqualified Stock dividends of the Company and its Restricted Subsidiaries, whether or not declared or paid; (vi) interest on Indebtedness guaranteed by the Company and its Restricted Subsidiaries; and
(vii) the portion of any Capital Lease Obligation paid during such period that is allocable to interest expense in accordance with GAAP.

     "Consolidated Net Income" of any Person means, for any period, the
      -----------------------
aggregate net income (or net loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication
           --------
(i) all items classified as extraordinary, (ii) any net income (or net loss) of any Person other than such Person and its Restricted Subsidiaries, except to the extent of the amount of dividends or other distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period,
(iii) the net income of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of the related acquisition, (iv) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan, (v) net gains (or net losses) in respect of Asset Sales by such Person or its Restricted Subsidiaries, (vi) the net income (or net loss) of any Restricted Subsidiary of such Person to the extent that the payment of dividends or other distributions to such Person is restricted by the terms of its charter or any agreement, instrument, contract, judgment, order, decree, statute, rule, governmental regulation or otherwise, except that such Person's equity in the net income of any such Restricted Subsidiary for such period may be included in such Consolidated Net Income up to the aggregate amount of cash that could, after giving effect to the operation of such restriction, have been distributed by such Restricted Subsidiary during such period to such Person as a dividend,
(vii) with regard to a non-wholly owned Restricted Subsidiary, any aggregate net income (or loss) in excess of such Person's or such Restricted Subsidiary's pro rata share of such non-wholly owned Restricted Subsidiary's net income (or loss) and (viii) the cumulative effect of changes in accounting principles.

     "Consolidated Net Worth" of any Person means, at any date of
      ----------------------
determination, the consolidated stockholders' equity or partners' capital (excluding Disqualified Stock) of such Person and its subsidiaries, as determined in accordance with GAAP.

     "Consolidated Tangible Assets" of any Person means the total amount of
      ----------------------------
assets (less applicable reserves and other properly deductible items) which under GAAP would be included on a consolidated balance sheet of such Person and its Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under GAAP would be included on such consolidated balance sheet.

     "Default Amount" means an amount equal to one hundred percent (100%) of
      --------------
the originally issued principal amount of the Notes.

     "Disqualified Stock" means any Capital Stock which, by its terms (or by
      ------------------
the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, or otherwise, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, or is exchangeable for Indebtedness at any time, in whole or in part, on or prior to the Stated Maturity of the Notes.

     "Eligible Cash Equivalents" means (i) securities issued or directly and
      -------------------------
fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of the United
                         --------
States of America is pledged in support thereof; (ii) time deposits and certificates of deposit of any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 with a maturity date not more than one year from the date of acquisition; (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above; (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof within one year after the date of acquisition thereof and, at the time of acquisition, having a rating of A or better from Standard & Poor's or A-2 or better from Moody's; (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 and commercial paper issued by others having one of the two highest ratings obtainable from either Standard & Poor's or Moody's and in each case maturing within one year after the date of acquisition; (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $500,000,000; (vii) deposits available for withdrawal on demand with a commercial bank organized in the United States having capital and surplus in excess of $500,000,000; and (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (vi).

     "Excess Proceeds" has the meaning set forth in Section 4.08(b) hereof.
      ---------------

     "Existing Indebtedness" means Indebtedness outstanding on the date of this
      ---------------------
First Supplemental Indenture (other than under any Senior Credit Facility).

     "Fair Market Value" means, with respect to any asset or Property, the sale
      -----------------
value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors.

     "Guarantee" means any direct or indirect obligation, contingent or
      ---------
otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner. The terms "Guaranteed," "Guaranteeing" and "Guarantor" shall have correlative meanings.

     "Incur" means, with respect to any Indebtedness or other obligation of any
      -----
Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that
--------
exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Indebtedness. Indebtedness otherwise incurred by a Person before it becomes a Subsidiary of the Company (whether by merger, consolidation, acquisition or otherwise) shall be deemed to have been incurred at the time at which such Person becomes a Subsidiary of the Company.

     "Indebtedness" means, at any time (without duplication), with respect to
      ------------
any Person, whether recourse as to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with the acquisition of Property, assets or businesses, excluding trade accounts payable made in the ordinary course of business, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of Property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith), (v) any Capital Lease Obligation of such Person,
(vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person and, to the extent held by Persons other than such Person or its Restricted Subsidiaries, the maximum fixed redemption or repurchase price of Disqualified Stock of such Person's Restricted Subsidiaries, at the time of determination, (vii) every obligation under Interest Rate and Currency Protection Agreements of such Person, (viii) any Attributable Indebtedness with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this First Supplemental Indenture; provided that, if such Disqualified Stock is not then permitted to be
           --------
repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that
                                                                 --------
the amount outstanding at any time of any Indebtedness issued with original issue discount (including, without limitation, the Senior Discount Notes) is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

     "Interest Rate or Currency Protection Agreement" of any Person means any
      ----------------------------------------------
forward contract, futures contract, swap, option, future option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

     "Investment" in any Person means any direct, indirect or contingent (i)
      ----------
advance or loan to, Guarantee of any Indebtedness of, extension of credit or capital contribution to such Person, (ii) the acquisition of any shares of Capital Stock, bonds, notes, debentures or other securities of such Person, or
(iii) the acquisition, by purchase or otherwise, of all or substantially all of the business, assets or stock or other evidence of beneficial ownership of such Person; provided that Investments shall exclude commercially reasonable
        --------
extensions of trade credit. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto and minus the
                         ----                                       -----
amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property other than cash, such Property or asset shall be valued at its Fair Market Value at the time of such transfer.

     "Issue Date" means the date on which the Notes are first authenticated and
      ----------
delivered under this First Supplemental Indenture.

     "Lien" means, with respect to any Property or other asset, any mortgage or
      ----
deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property or other asset (including, without limitation, any conditional sale or title retention agreement having substantially the same economic effect as any of the foregoing).

     "Maturity" means, when used with respect to a Note, the date on which the
      --------
principal of such Note becomes due and payable as provided therein or in the Indenture or this First Supplemental Indenture, whether on the date specified in such Note as the fixed date on which the principal of such Note is due and payable, on a Change of Control Payment Date or an Asset Sale Payment Date, or by declaration of acceleration, call for redemption or otherwise.

     "Moody's" means Moody's Investors Service, Inc., or, if Moody's Investors
      -------
Service, Inc. shall cease rating the specified debt securities and such ratings business with respect thereto shall have been transferred to a successor Person, such successor Person; provided that if Moody's Investors Service, Inc. ceases
                       --------
rating the specified debt securities and its ratings business with respect thereto shall not have been transferred to any successor Person or such successor Person is Standard & Poor's, then "Moody's" shall mean any other nationally recognized rating agency (other than

Standard & Poor's) that rates the specified debt securities and that shall have been designated by the Company in a Company Certificate.

     "Net Cash Proceeds" means, with respect to the sale of any Property or
      -----------------
assets by any Person or any of its Restricted Subsidiaries, Cash Proceeds received net of (i) all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary incurred in connection with such sale, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses incurred (but excluding any finder's fee or broker's fee payable to any Affiliate of such Person) and all federal, state, foreign and local taxes arising in connection with such sale that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries;
(ii) all payments made or required to be made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such Properties or other assets in accordance with the terms of any Lien upon or with respect to such Properties or other assets or which must, by the terms of such Lien, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid in connection with such sale; (iii) all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in
Restricted Subsidiaries of such Person as a result of such transaction; and
(iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such transaction, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such transaction, in each case as determined by the Board of Directors of such Person, in its reasonable good faith judgment evidenced by a resolution of the Board of Directors filed with the Trustee; provided that, in
                                                             --------
the event that any consideration for a transaction (which would otherwise constitute Net Cash Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; and provided, further, that any non-cash consideration received in
            --------  -------
connection with any transaction, which is subsequently converted to cash, shall be deemed to be Net Cash Proceeds at such time, and shall thereafter be applied in accordance with the applicable provisions of this Indenture.

     "Permitted Holders" means Alliant Energy Corp., Media/Communications
      -----------------
Partners III Limited Partnership and Forstmann Little & Co. and their respective successors and assigns, and Clark E. McLeod, Mary E. McLeod, Richard
A. Lumpkin and Kwok Li and foundations and trusts controlled by any of them, and Affiliates (other than the Company and the Restricted Subsidiaries) of each of the foregoing.

     "Permitted Interest Rate or Currency Protection Agreement" of any Person
      --------------------------------------------------------
means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Indebtedness Incurred and which shall have a notional amount no greater than the payments due with respect to the Indebtedness being hedged thereby and not for purposes of speculation.

     "Permitted Investments" means:
      ---------------------

          (1)  Eligible Cash Equivalents;

          (2)  Investments in Property used in the ordinary course of business;

          (3) Investments in any Person as a result of which such Person becomes a Restricted Subsidiary in compliance with Section 4.17 hereof;

          (4) Investments pursuant to agreements or obligations of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;

          (5) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

          (6) Permitted Interest Rate or Currency Protection Agreements with respect to any floating rate Indebtedness that is permitted under Section
     4.09 or Section 4.10 hereof to be outstanding;

          (7) bonds, notes, debentures or other debt securities received as a result of Asset Sales permitted under Section 4.08 hereof;

          (8)  Investments in existence at the Issue Date;

          (9) commission, payroll, travel and similar advances to employees in the ordinary course of business to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

          (10) stock, obligations or securities received in satisfaction of judgments; and

          (11) Investments made pursuant to any deferred-compensation plan, including any Investments made through a trust (including a grantor trust) established in connection with any such plan, for the benefit of employees of the Company or of any Restricted Subsidiary.

     "Permitted Liens" means (i) Liens for taxes, assessments, governmental
      ---------------
charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (ii) other Liens incidental to the conduct of the Company's and its Restricted Subsidiaries' business or the ownership of its property and assets not securing any Indebtedness, and which do not in the aggregate materially detract from the value of the Company's and its Restricted Subsidiaries' property or assets when taken as a whole, or materially impair the use thereof in the operation of its business; (iii) Liens with respect to assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company to secure Indebtedness owing to the Company; (iv) pledges and deposits made in the ordinary course of business in connection with workers' compensation and unemployment insurance, statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen and other types of statutory obligations; (v) deposits made to secure the performance of tenders, bids, leases, and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);
(vi) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or its Restricted Subsidiaries; (vii) Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is prosecuting an appeal or proceeding for review and the Company or such Restricted Subsidiary is maintaining adequate reserves in accordance with GAAP; (viii) any interest or title of a lessor in the property subject to any lease other than a Capital Lease; (ix) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is
                                                 --------
created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.09 hereof, (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (x) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries; (xi) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;
(xii) Liens arising from filing precautionary Uniform Commercial Code financing statements regarding leases; (xiii) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; provided that such
                                                          --------
Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired; (xiv) Liens in favor of the Company or any Restricted Subsidiary; (xv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvii) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Permitted Interest Rate Agreements and Currency Agreements; and (xviii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Issue Date.

     "Preferred Stock" of any Person means Capital Stock of such Person of any
      ---------------
class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "pro forma" means, with respect to any calculation made or required to be
      ---------
made pursuant to the terms hereof, a calculation in accordance with Article 11 of Regulation S-X promulgated under the Securities Act (to the extent applicable), as interpreted in good faith by the Board of Directors, or otherwise, a calculation made in good faith by the Board of Directors, as the case may be.

     "Purchase Money Indebtedness" means Indebtedness of the Company (including
      ---------------------------
Acquired Indebtedness and Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, acquisition, development or improvement by the Company or any Restricted Subsidiary of any Telecommunications Assets of the Company or any Restricted Subsidiary and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

     "Qualified Receivable Facility" means Indebtedness of the Company or any
      -----------------------------
Subsidiary Incurred from time to time pursuant to either (x) credit facilities secured by Receivables or (y) receivable purchase facilities, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

     "Qualified Receivable Subsidiary" means a Restricted Subsidiary formed
      -------------------------------
solely for the purpose of obtaining a Qualified Receivable Facility and substantially all of the Property of which is Receivables.

     "Qualified Stock" of any Person means a class of Capital Stock other than
      ---------------
Disqualified Stock.

     "Receivables" means receivables, chattel paper, instruments, documents or
      -----------
intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

     "Restricted Payment" means (i) a dividend or other distribution declared
      ------------------
or paid on the Capital Stock of the Company or to the Company's stockholders (in their capacity as such), or declared or paid to any Person other than the Company or a Restricted Subsidiary of the Company on the Capital Stock of any Restricted Subsidiary, in each case, other than dividends, distributions or payments made solely in Qualified Stock of the Company or such Restricted Subsidiary, (ii) a payment made by the Company or any of its Restricted Subsidiaries (other than to the Company or any Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock of the Company or of a Restricted Subsidiary, (iii) a payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Stock of the Company) to redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Indebtedness of the Company or such Restricted Subsidiary which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes and which was scheduled to mature on or after the maturity of the Notes or (iv) an Investment in any Person, including an Unrestricted Subsidiary or the designation of a Subsidiary as an Unrestricted Subsidiary, other than (a) a Permitted Investment,
(b) an Investment by the Company in a Wholly-Owned Restricted Subsidiary of the Company or (c) an Investment by a Restricted Subsidiary in the Company or a Wholly-Owned Restricted Subsidiary of the Company.

     "Sale and Leaseback Transaction" means, with respect to any Person, any
      ------------------------------
direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

     "Senior Credit Facility" means Indebtedness of the Company and its
      ----------------------
Subsidiaries Incurred from time to time pursuant to one or more credit agreements or similar facilities made available from time to time to the Company and its Subsidiaries, whether or not secured, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

     "Senior Discount Notes" means the Company's 10 1/2% Senior Discount Notes
      ---------------------
due March 1, 2007.

     "Standard & Poor's" means Standard & Poor's Ratings Group, a division of
      -----------------
McGraw Hill Corporation, or, if Standard & Poor's Ratings Group shall cease rating the specified debt securities and such ratings business with respect thereto shall have been transferred to a successor Person, such successor Person; provided that if Standard & Poor's Ratings Group ceases rating the
        --------
specified debt securities and its ratings business with respect thereto shall not have been transferred to any successor Person or such successor Person is Moody's, then "Standard & Poor's" shall mean any other nationally recognized rating agency (other than Moody's) that rates the specified debt securities and that shall have been designated by the Company in an a Company Certificate.

     "Subordinated Indebtedness" means Indebtedness of the Company as to which
      -------------------------
the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Indebtedness shall be subordinate to the prior payment in full of the Notes to at least the following extent: (i) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the Notes exists; (ii) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an event of default exists with respect to the Notes, upon notice by 25% or more in principal amount of the Notes to the Trustee, the Trustee shall give notice to the Company and the holders of such Indebtedness (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be made for a period of 179 days from the date of such notice; and (iii) such Indebtedness may not
(x) provide for payments of
principal of such Indebtedness at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the final Stated Maturity of the Notes or (y) permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such other Indebtedness at the option of the holder thereof prior to the final Stated Maturity of the Notes, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those contained in
Section 4.07 hereof (and which shall provide that such Indebtedness will not be repurchased pursuant to such provisions prior to the Company's repurchase of the Notes required to be repurchased by the Company pursuant to Section 4.07 hereof).

     "Surviving Entity" has the meaning set forth in Section 3.01(a) hereof.
      ----------------

     "Telecommunications Assets" means all assets, rights (contractual or
      -------------------------
otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

     "Telecommunications Business" means the business of (i) transmitting, or
      ---------------------------
providing services relating to the transmission of, voice, video or data through owned or leased wireline or wireless transmission facilities, (ii) creating, developing, constructing, installing, repairing, maintaining or marketing communications-related systems, network equipment and facilities, software and other products, (iii) creating, developing, producing or marketing audiotext or videotext, (iv) publishing or distributing telephone (including Internet) directories, whether in paper, electronic, audio or video format, (v) marketing (including direct marketing and telemarketing), or (vi) evaluating, participating in or pursuing any other business that is primarily related to those identified in the foregoing clauses (i), (ii), (iii), (iv) or (v) above (in the case of clauses (iii), (iv) and (v), however, in a manner consistent with the Company's manner of business on the Issue Date), and shall, in any event, include all businesses in which the Company or any of its Subsidiaries are engaged on the Issue Date; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors.

     "Wholly-Owned Restricted Subsidiary" of any Person means a Subsidiary of
      ----------------------------------
such Person all of the outstanding Capital Stock or other ownership interests (other than director's qualifying shares) of which shall at the time be owned by such Person or by one or more other Wholly-Owned Restricted Subsidiaries of such Person or by such Person and one or more other Wholly-Owned Restricted Subsidiaries of such Person.

                                 ARTICLE III.
              CONSOLIDATION, MERGER CONVEYANCE, LEASE OR TRANSFER

     Solely for the benefit of the Holders of the Notes and so long as any of the Notes are Outstanding, the provisions of Section 3.01 hereof shall be applicable to the Notes instead of the provisions of Section 801 of the Indenture, and all references in the Indenture to Section 801 thereof shall be deemed to refer to Section 3.01 hereof, and all references in the Indenture to Article Eight thereof shall be deemed to include Section 3.01 hereof:

     SECTION 3.01  Merger, Consolidation or Sale of Assets.  The Company shall
                   ---------------------------------------
not in any transaction or series of related transactions, consolidate with, or merge with or into, any other Person or permit any other Person to merge with or into the Company (other than a merger of a Restricted Subsidiary of the Company into the Company in which the Company is the continuing corporation), or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property and assets of the Company and its Restricted Subsidiaries taken as a whole to any other Person, unless:

          (a) either (i) the Company shall be the continuing corporation or (ii) the corporation (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the Property and assets of the Company and its Restricted Subsidiaries taken as a whole (any such corporation or Person being the "Surviving Entity") shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof, any state thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant and obligation in the Indenture and in this First Supplemental Indenture on the part of the Company to be performed or observed;

          (b) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of related transactions), no Default or Event of Default shall have occurred and be continuing;

          (c) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company (or the Surviving Entity, if the Company is not continuing) would (A) be permitted to Incur $1.00 of additional Indebtedness under Section 4.09(a) hereof and (B) have a Consolidated Net Worth that is not less than the Consolidated Net Worth of the Company immediately before such transaction or series of transactions; and

          (d) if, as a result of any such transaction, Property of the Company would become subject to a Lien prohibited by the provisions of this First Supplemental Indenture described under Section 4.12 hereof, the Company or the successor entity to the Company shall have secured the Notes as required thereby.

                                  ARTICLE IV.
                              ADDITIONAL COVENANTS

     Solely for the benefit of the Holders of the Notes and so long as any of the Notes are Outstanding, the following covenants and agreements shall, in addition to the covenants and agreements contained in Article Ten of the Indenture, be applicable to the Notes, and all references in the Indenture to Article Ten thereof shall be deemed to include Article IV hereof:


     SECTION 4.01   Default Rate of Interest.  To the extent lawful, the Company
                    ------------------------
shall pay interest on (i) any overdue principal of (and premium, if any, on) the Notes, at the interest rate borne on the Notes, plus 1% per annum, and (ii) Defaulted Interest (without regard to any applicable grace period), at the same rate. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 4.07 or Section 4.08 hereof, or otherwise.

     SECTION 4.02   [intentionally omitted]

     SECTION 4.03   [intentionally omitted]

     SECTION 4.04   [intentionally omitted]

     SECTION 4.05   [intentionally omitted]

     SECTION 4.06   [intentionally omitted]

     SECTION 4.07   Repurchase at the Option of Holders upon a Change of
                    ----------------------------------------------------
Control.  (a)  Upon the occurrence of a Change of Control, each Holder shall
-------
have the right to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1,000, pursuant to the offer described in Section 4.07(b) hereof (the "Change of Control Offer"), at a purchase price (the "Change of Control Purchase Price") in cash equal to 101 percent of the principal amount of such Notes (or portions thereof), plus accrued and unpaid interest, if any, to the Change of Control Payment Date.

     (b) Within 30 calendar days of the date of any Change of Control, the Company, or the Trustee at the request and expense of the Company, shall send to each Holder by first class mail, postage prepaid, a notice prepared by the Company stating:

          (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.07, and that all Notes that are timely tendered will be accepted for payment;

          (ii) the Change of Control Purchase Price, and the date Notes are to be purchased pursuant to the Change of Control Offer (the "Change of Control Payment Date"), which date shall be a date occurring no earlier than 30 calendar days nor later than 60 calendar days subsequent to the date such notice is mailed;

          (iii) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

          (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date;

          (v) that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice, prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;

          (vii) that any Holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

          (viii) that any Holder whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof; and

          (ix) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to this Section 4.07.

     (c) On the Change of Control Payment Date, the Company shall (i) accept for payment any Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii) irrevocably deposit with the Paying Agent, by 10:00 a.m., New York City time, on such date, in immediately available funds, an amount equal to the Change of Control Purchase Price in respect of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee the Notes so accepted together with a Company Certificate listing the Notes or portions thereof tendered to the Company and accepted for payment. The Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder of Notes or portions thereof so accepted for payment, payment in an amount equal to the Change of Control Purchase Price for such Notes or portions thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (d) Upon surrender and cancellation of a Note that is purchased in part pursuant to a Change of Control Offer, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Note, a new Note equal in principal amount to the unpurchased portion of such surrendered Note; provided that each such new Note shall be in a principal
                  --------
amount of $1,000 or an integral multiple thereof.

     (e) The Company shall comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the purchase of Notes pursuant to a Change of Control Offer.

     SECTION 4.08   Limitation on Asset Sales.  (a)  The Company shall not, and
                    -------------------------
shall not permit any of its Restricted Subsidiaries, directly or indirectly, to, consummate any Asset Sale, unless:

          (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration for such Asset Sale at least equal to the Fair Market Value (as evidenced by a Board Resolution delivered to the Trustee) of the Property or assets sold or otherwise disposed of;

          (ii) at least 75 percent of the consideration received in respect of such Asset Sale by the Company or such Restricted Subsidiary, as the case may be, for such Property or assets consists of (a) Cash Proceeds and/or Telecommunications Assets; (b) shares of publicly-traded Voting Stock of any Person engaged in the Telecommunications Business in the United States; or (c) the assumption of Indebtedness of the Company or such Restricted Subsidiary (other than Indebtedness that is subordinated to the Notes) and the release of the Company or the Restricted Subsidiary, as the case may be, from all liability on the Indebtedness assumed; and

          (iii) the Company or such Restricted Subsidiary, as the case may be, uses the Net Cash Proceeds from such Asset Sale in the manner set forth in
     Section 4.08(b) hereof.

     (b) Within 360 calendar days after the closing of any Asset Sale, the Company or such Restricted Subsidiary, as the case may be, may, at its option:

          (i) reinvest an amount equal to the Net Cash Proceeds, or any portion thereof, from such Asset Sale in Telecommunications Assets or in Capital Stock of any Person engaged in the Telecommunications Business; and/or

          (ii) apply an amount equal to such Net Cash Proceeds, or remaining Net Cash Proceeds, to the permanent reduction of Indebtedness of the Company (other than Indebtedness to a Restricted Subsidiary of the Company) that is senior to or pari passu with the Notes or to the permanent
                          ---- -----
     reduction of Indebtedness or Preferred Stock of any Restricted Subsidiary of the Company (other than Indebtedness to, or Preferred Stock owned by, the Company or another Restricted Subsidiary of the Company).

Net Cash Proceeds from any Asset Sale that are not applied pursuant to clause
(i) or (ii) above within 360 calendar days of the closing of such Asset Sale shall constitute "Excess Proceeds."

     (c) If at any time the aggregate amount of Excess Proceeds calculated as of such date exceeds $25 million, the Company shall use the then-existing Excess Proceeds to make an offer, as described in Section 4.08(d) hereof (an "Asset Sale Offer"), to purchase from all Holders, on a pro rata basis with holders of all other Indebtedness that ranks pari passu with the Notes and that requires the Company to make an offer equivalent to an Asset Sale Offer, Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of the then-existing Excess Proceeds, at a purchase price (the "Asset Sale Purchase Price") in cash equal to 100 percent of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the Asset Sale Payment Date.

     (d) Within 30 calendar days of the date the amount of Excess Proceeds exceeds $25 million, the Company, or the Trustee at the request and expense of the Company, shall send to each Holder by first class mail, postage prepaid, a notice prepared by the Company stating:

          (i) that an Asset Sale Offer is being made pursuant to this Section 4.08, and that all Notes that are timely tendered will be accepted for payment, subject to proration in the event the amount of Excess Proceeds is less than the aggregate Asset Sale Purchase Price of all Notes timely tendered pursuant to the Asset Sale Offer;

          (ii) the Asset Sale Purchase Price, the amount of Excess Proceeds that are available to be applied to purchase tendered Notes, and the date Notes are to be purchased pursuant to the Asset Sale Offer (the "Asset Sale Payment Date"), which date shall be a date no earlier than 30 calendar days nor later than 40 calendar days subsequent to the date such notice is mailed;

          (iii) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

          (iv) that, unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest from and after the Asset Sale Payment Date;

          (v) that any Holder electing to have any Notes or portions thereof purchased pursuant to the Asset Sale Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice, prior to the close of business on the third Business Day preceding the Asset Sale Payment Date;

          (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Asset Sale Payment Date, a telegram, telex, facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Asset Sale Offer;

          (vii) that any Holder electing to have Notes purchased pursuant to the Asset Sale Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

          (viii) that any Holder whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof; and

          (ix) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to this Section 4.08.

     (e) If the aggregate Asset Sale Purchase Price of the Notes surrendered by Holders exceeds the amount of Excess Proceeds as indicated in the notice required by Section 4.08(d) hereof, the Trustee shall select the Notes to be purchased on a pro rata basis based on the principal amount of the Notes tendered, with such adjustments as may be deemed appropriate by the Trustee, so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased.

     (f) On the Asset Sale Payment Date, the Company shall (i) accept for payment any Notes or portions thereof properly tendered and selected for purchase pursuant to the Asset Sale Offer and Section 4.08(e) hereof; (ii) irrevocably deposit with the Paying Agent, by 10:00 a.m., New York City time, on such date, in immediately available funds, an amount equal to the Asset Sale Purchase Price in respect of all Notes or portions thereof so accepted; and
(iii) deliver, or cause to be delivered, to the Trustee the Notes so accepted together with a Company Certificate listing the Notes or portions thereof tendered to the Company and accepted for payment. The Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder of Notes or portions thereof so accepted for payment, payment in an amount equal to the Asset Sale Purchase Price for such Notes or portions thereof. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Payment Date.

     (g) Upon surrender and cancellation of a Note that is purchased in part, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Note a new Note equal in principal amount to the unpurchased portion of such surrendered Note; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

     (h) Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

     (i) The Company shall comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the purchase of Notes pursuant to an Asset Sale Offer.

     SECTION 4.09   Limitation on Consolidated Indebtedness.  (a) The Company
                    ---------------------------------------
shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness after the Issue Date unless either (a) the ratio of (i) the aggregate consolidated principal amount of Indebtedness of the Company outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Indebtedness and any other Indebtedness Incurred since such balance sheet date and the receipt and application of the proceeds thereof, to (ii) Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters immediately preceding the Incurrence of such Indebtedness for which consolidated financial statements of the Company have been filed with the Commission or have otherwise become publicly available, determined on a pro forma basis as if any such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters, would be less than 5.5 to 1.0 for such four-quarter periods ending on or prior to December 31, 2002 and 5.0 to 1.0 for such periods ending thereafter, or (b) the Company's Consolidated Capital Ratio as of the most recent quarterly or annual balance sheet of the Company that has been filed with the Commission or has otherwise become publicly available, after giving pro forma effect to (x) the Incurrence of such Indebtedness and any other Indebtedness Incurred since such balance sheet date and (y) paid-in capital received since such balance sheet date or concurrently with the Incurrence of such Indebtedness, and in each case the receipt and application of the proceeds thereof, is less than 2.0 to 1.0.

     (b) Notwithstanding the foregoing limitation, the Company and any Restricted Subsidiary may Incur each and all of the following:

          (i) Indebtedness under Senior Credit Facilities in an aggregate principal amount outstanding or available at any one time not to exceed $250 million, and any renewal, extension, refinancing or refunding thereof in an amount which, together with any principal amount remaining outstanding or available under all Senior Credit Facilities, does not exceed the aggregate principal amount outstanding or available under all Senior Credit Facilities immediately prior to such renewal, extension, refinancing or refunding;

          (ii) Indebtedness under Qualified Receivable Facilities in an aggregate principal amount outstanding or available at any one time not to exceed the greater of (x) $150 million or (y) an amount equal to 85% of net Receivables determined in accordance with GAAP, and any renewal, extension, refinancing or refunding thereof in an amount which, together with any principal amount remaining outstanding or available under all Qualified Receivable Facilities, does not exceed the aggregate principal amount outstanding or available under all Qualified Receivable Facilities immediately prior to such renewal, extension, refinancing or refunding;

          (iii)  Purchase Money Indebtedness, provided that the amount of such
                                              --------
     Purchase Money Indebtedness does not exceed 100% of the cost of the construction, acquisition or improvement of the applicable
     Telecommunications Assets;

          (iv) Indebtedness owed by the Company to any Restricted Subsidiary of the Company or Indebtedness owed by a Restricted Subsidiary of the Company to the Company or a Restricted Subsidiary of the Company; provided
                                                                       --------
     that upon either (x) the transfer or other disposition by such Restricted Subsidiary or the Company of any Indebtedness so permitted to a Person other than the Company or another Restricted Subsidiary of the Company or
     (y) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Restricted Subsidiary to a Person other than the Company or another such Restricted Subsidiary, if such issuance, sale, lease, transfer or other disposition (as the case may be) shall cause such Restricted Subsidiary to cease to be a Restricted Subsidiary of the Company, the provisions of this clause (iv) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of such transfer or other disposition;

          (v) Indebtedness Incurred to renew, extend, refinance or refund (each, a "refinancing") the Notes or Indebtedness outstanding at the date of this First Supplemental Indenture or Purchase Money Indebtedness Incurred pursuant to clause (iii) of this paragraph in an aggregate principal amount not to exceed the aggregate principal amount of and accrued interest on the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company incurred in connection with such refinancing; provided that Indebtedness the proceeds of which are used to
                  --------
     refinance the Notes or Indebtedness which is pari passu to the Notes or Indebtedness which is subordinate in right of payment to the Notes shall only be permitted under this clause (v) if (A) in the case of any refinancing of the Notes or Indebtedness which is pari passu to the Notes, the refinancing Indebtedness is made pari passu to the Notes or constitutes Subordinated Indebtedness, and, in the case of any refinancing of Subordinated Indebtedness, the refinancing Indebtedness constitutes Subordinated Indebtedness and (B) in any case, the refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (x) does not provide for payments of principal of such Indebtedness at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Indebtedness upon any event of default thereunder), in each case prior to the time the same are required by the terms of the Indebtedness being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such Indebtedness at the option of the Holder thereof prior to the time the same are required by the terms of the Indebtedness being refinanced, other than a redemption or other retirement at the option of the Holder of such Indebtedness (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control pursuant to provisions substantially similar to those described in Section 4.07 hereof;

          (vi) Indebtedness consisting of Permitted Interest Rate and Currency Protection Agreements;

          (vii) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business or (B) arising from
           --------
     customary agreements providing for indemnification, adjustment of purchase price for closing balance sheet changes within 90 days after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition) and in an aggregate principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; and

          (viii) Indebtedness not otherwise permitted to be Incurred pursuant to clauses (i) through (vii) above, which, together with any other outstanding Indebtedness Incurred pursuant to this clause (viii), has an aggregate principal amount not in excess of $50 million at any time outstanding.

     (c) Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.09, shall not be deemed to be exceeded due solely as the result of fluctuations in the exchange rates of currencies.

     (d) For purposes of determining any particular amount of Indebtedness under this Section 4.09, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.12 hereof shall not be treated as Indebtedness. For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

     SECTION 4.10   Limitation on Indebtedness and Preferred Stock of Restricted
                    ------------------------------------------------------------
Subsidiaries.  The Company shall not permit any Restricted Subsidiary of the
------------
Company to Incur any Indebtedness or issue any Preferred Stock except:

          (i) Indebtedness or Preferred Stock outstanding on the date of this First Supplemental Indenture after giving effect to the application of the proceeds of the Notes;

          (ii) Indebtedness Incurred or Preferred Stock issued to and held by the Company or a Restricted Subsidiary of the Company (provided that such Indebtedness or Preferred Stock is at all times held by the Company or a Restricted Subsidiary of the Company);

          (iii) Indebtedness Incurred or Preferred Stock issued by a Person prior to the time (A) such Person became a Restricted Subsidiary of the Company, (B) such Person merges into or consolidates with a Restricted Subsidiary of the Company or (C) another Restricted Subsidiary of the Company merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary of the Company), which Indebtedness or Preferred Stock was not Incurred or issued in anticipation of such transaction and was outstanding prior to such transaction;

          (iv) Indebtedness under a Senior Credit Facility which is permitted to be outstanding under clause (i) of Section 4.09(b);

          (v) in the case of a Restricted Subsidiary that is a Qualified Receivable Subsidiary, Indebtedness under a Qualified Receivable Facility which is permitted to be outstanding under clause (ii) of Section 4.09(b);

          (vi) Indebtedness consisting of Permitted Interest Rate and Currency Protection Agreements;

          (vii) Indebtedness (A) in respect of performance, surety and appeal bonds provided in the ordinary course of business or (B) arising from customary agreements providing for indemnification, adjustment of purchase price for closing balance sheet changes within 90 days after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligation of such Restricted Subsidiary pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of such Restricted Subsidiary (other than Guarantees of

     Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition) and in an aggregate principal amount not to exceed the gross proceeds actually received by such Restricted Subsidiary in connection with such disposition;

          (viii) Indebtedness or Preferred Stock which is exchanged for, or the proceeds of which are used to refinance, refund or redeem, any Indebtedness or Preferred Stock permitted to be outstanding pursuant to clauses (i) and
     (iii) hereof or any extension or renewal thereof (for purposes hereof, a "refinancing"), in an aggregate principal amount, in the case of Indebtedness, or with an aggregate liquidation preference in the case of Preferred Stock, not to exceed the aggregate principal amount of the Indebtedness so refinanced or the aggregate liquidation preference of the Preferred Stock so refinanced, plus the amount of any premium required to
                                    ----
     be paid in connection with such refinancing pursuant to the terms of the Indebtedness or Preferred Stock so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of the Company and the applicable Restricted
     ----
     Subsidiary Incurred in connection therewith and provided the Indebtedness
                                                     --------
     or Preferred Stock Incurred or issued upon such refinancing by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness or Preferred Stock is Incurred or issued, (x) does not provide for payments of principal or liquidation value at the stated maturity of such Indebtedness or Preferred Stock or by way of a sinking fund applicable to such Indebtedness or Preferred Stock or by way of any mandatory redemption, defeasance, retirement or repurchase of such Indebtedness or Preferred Stock by the Company or any Restricted Subsidiary of the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the time the same are required by the terms of the Indebtedness or Preferred Stock being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Company or a Restricted Subsidiary of the Company) of such Indebtedness or Preferred Stock at the option of the holder thereof prior to the stated maturity of the Indebtedness or Preferred Stock being refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness or Preferred Stock (including pursuant to an offer to purchase made by the Company or a Restricted Subsidiary of the Company) which is conditioned upon the change of control of the Company pursuant to provisions substantially similar to those described in Section
     4.07 hereof and provided, further, that in the case of any exchange or
                     --------  -------
     redemption of Preferred Stock of a Restricted Subsidiary of the Company, such Preferred Stock may only be exchanged for or redeemed with Preferred Stock of such Restricted Subsidiary; and

          (ix) Indebtedness Incurred or Preferred Stock issued by a Restricted Subsidiary, provided that the Fair Market Value of the Company's Investment
                 --------
     in all Restricted Subsidiaries which Incur Indebtedness or issue Preferred Stock pursuant to this clause (ix)
     shall not exceed, at any time, $50,000,000 in the aggregate, and provided
                                                                      --------
     further that such Indebtedness Incurred is otherwise permitted pursuant to
     -------
     Section 4.09 hereof.

     SECTION 4.11   Limitation on Restricted Payments.  (a) The Company shall
                    ---------------------------------
not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to such proposed Restricted Payment:

          (i) no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

          (ii) after giving effect, on a pro forma basis, to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of
     Section 4.09 hereof; and

          (iii) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended (the amount so expended, if other than cash, to be determined in good faith by a majority of the disinterested members of the Board of Directors, whose determination shall be conclusive and evidenced by a resolution thereof) or declared for all Restricted Payments after February 22, 1999, does not exceed the sum of (A) 50% of the Consolidated Net Income of the Company (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) for the period (taken as one accounting period) beginning on the last day of the fiscal quarter immediately preceding February 22, 1999, and ending on the last day of the fiscal quarter for which the Company's financial statements have been filed with the Commission or otherwise become publicly available immediately preceding the date of such Restricted Payment, plus (B) 100% of the net
                                                    ----
     reduction in Investments, subsequent to February 22, 1999, in any Person, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of Property (but only to the extent such interest, dividends, repayments or other transfers of Property are not included in the calculation of Consolidated Net Income), in each case to the Company or any Restricted Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments" in
     Article II hereof), not to exceed in the case of any Person the amount of Investments previously made subsequent to February 22, 1999, by the Company or any Restricted Subsidiary in such Person and which was treated as a Restricted Payment; provided that the Company or a Restricted Subsidiary of
                         --------
     the Company may make any Restricted Payment with the aggregate net proceeds received after February 22, 1999, including the fair value of property other than cash (determined in good faith by the Board of Directors as evidenced by a resolution of the Board of Directors filed with the Trustee), (x) as capital contributions to the Company, (y) from the issuance (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company and warrants, rights or options on Capital Stock (other than Disqualified Stock) of the Company, or (z) from the conversion of Indebtedness of the

     Company into Capital Stock (other than Disqualified Stock and other than by a Restricted Subsidiary) of the Company after February 22, 1999.

     (b)  The foregoing limitations shall not prevent the Company from:

          (i) paying a dividend on its Capital Stock at any time within 60 days after the declaration thereof if, on the declaration date, the Company could have paid such dividend in compliance with the preceding paragraph of this Section 4.11;

          (ii) retiring (A) any Capital Stock of the Company or any Restricted Subsidiary of the Company, (B) Indebtedness of the Company that is subordinated in right of payment to the Notes, or (C) Indebtedness of a Restricted Subsidiary of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale of Qualified Stock of, the Company;

          (iii) retiring any Indebtedness of the Company subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of the Company (other than Indebtedness to a Subsidiary of the Company), provided that such new
                                                        --------
     Indebtedness (A) is subordinated in right of payment to the Notes at least to the same extent as, (B) has an Average Life at least as long as, and
     (C) has no scheduled principal payments due in any amount earlier than, any equivalent amount of principal under the Indebtedness so retired;

          (iv) retiring any Indebtedness of a Restricted Subsidiary of the Company in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of the Company or any Restricted Subsidiary that is permitted under Section 4.09 hereof (in the case of Indebtedness of the Company) and Section 4.10 hereof (in the case of Indebtedness of Restricted Subsidiaries) and that (A) is not secured by any assets of the Company or any Restricted Subsidiary to a greater extent than the retired Indebtedness was so secured, (B) has an Average Life at least as long as the retired Indebtedness, and (C) is subordinated in right of payment to the Notes at least to the same extent as the retired Indebtedness;

          (v) retiring any Capital Stock or options to acquire Capital Stock of the Company or any Restricted Subsidiary of the Company held by any directors, officers or employees of the Company or any Restricted Subsidiary, provided that the aggregate price paid for all such retired
                 --------
     Capital Stock shall not exceed, in the aggregate, the sum of $2 million plus the aggregate cash proceeds received by the Company subsequent to the Issue Date from issuances of Capital Stock or options to acquire Capital Stock by the Company to directors, officers or employees of the Company and its Subsidiaries;

          (vi) making payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets permitted in Article III hereof;

          (vii) retiring any Capital Stock of the Company to the extent necessary (as determined in good faith by a majority of the disinterested members of the Board of Directors, whose determination shall be conclusive and evidenced by a resolution thereof) to prevent the loss, or to secure the renewal or reinstatement, of any license or franchise held by the Company or any Restricted Subsidiary from any governmental agency;

          (viii) making Investments in any Person primarily engaged in the Telecommunications Business; provided, that the aggregate amount of such
                                  --------
     Investments does not exceed at any time the sum of (A) $30,000,000 plus (B)
                                                                        ----
     the amount of Net Cash Proceeds received by the Company after February 22, 1999, as a capital contribution or from the sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, except to the extent such Net Cash Proceeds are used to make Restricted Payments permitted pursuant to clauses (x), (y) and (z) of clause (iii) of Section 4.11(a) hereof or clause (ii) of Section 4.11(b) hereof or this clause (viii), plus (C) the net reduction in Investments
                                   ----
     made pursuant to this clause (viii) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investment" set forth in Article II hereof), provided that the net reduction in any Investment shall not exceed the
     --------
     amount of such Investment; and

          (ix) making Investments not otherwise permitted in an aggregate amount not to exceed $15 million at any time outstanding.

     (c) In determining the amount of Restricted Payments permissible under this Section 4.11, amounts expended pursuant to clauses (ii), (iii) and (iv) of the foregoing paragraph shall not be included as Restricted Payments.

     (d) Not later than the date of making any Restricted Payment (including any Restricted Payment permitted to be made pursuant to the two previous paragraphs), the Company shall deliver to the Trustee a Company Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available financial statements.

     SECTION 4.12   Limitation on Liens.  (a) The Company shall not, and shall
                    -------------------
not permit any Restricted Subsidiary of the Company to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Indebtedness without making, or causing such Restricted Subsidiary to make, effective provision for securing the Notes (x) equally and ratably with such Indebtedness as to such property for so long as such Indebtedness will be so secured or (y) in the event such Indebtedness is Indebtedness of the Company which is subordinate in right of payment to the Notes, prior to such Indebtedness as to such property for so long as such Indebtedness will be so secured.

     (b)  The foregoing restrictions shall not apply to:

          (i) Liens existing on the date of this First Supplemental Indenture and securing Indebtedness outstanding on the date of this First Supplemental Indenture or Incurred on or after the Issue Date pursuant to any Senior Credit Facility or Qualified Receivable Facility;

          (ii) Liens securing Indebtedness in an amount which, together with the aggregate amount of Indebtedness then outstanding or available under all Senior Credit Facilities (or under refinancings or amendments of such Senior Credit Facilities), does not exceed 1.5 times the Company's Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters preceding the Incurrence of such Lien for which the Company's consolidated financial statements have been filed with the Commission or become publicly available, determined on a pro forma basis as if such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters;

          (iii) Liens in favor of the Company or any Wholly-Owned Restricted Subsidiary of the Company;

          (iv) Liens on Property of the Company or a Restricted Subsidiary acquired, constructed or constituting improvements made after the Issue Date of the Notes to secure Purchase Money Indebtedness which is otherwise permitted under this First Supplemental Indenture, provided that (a) the
                                                        --------
     principal amount of any Indebtedness secured by any such Lien does not exceed 100% of such purchase price or cost of construction or improvement of the Property subject to such Lien, (b) such Lien attaches to such property prior to, at the time of or within 180 days after the acquisition, completion of construction or commencement of operation of such Property and (c) such Lien does not extend to or cover any Property other than the specific item of Property (or portion thereof) acquired, constructed or constituting the improvements made with the proceeds of such Purchase Money Indebtedness;

          (v)    Liens to secure Acquired Indebtedness, provided that (a) such
                                                        --------
     Lien attaches to the acquired asset prior to the time of the acquisition of such asset and (b) such Lien does not extend to or cover any other Property;

          (vi) Liens to secure Indebtedness Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Indebtedness secured by any Lien referred to in the foregoing clauses (i), (ii), (iv) and (v) so long as such Lien does not extend to any other Property and the principal amount of Indebtedness so secured is not increased except as otherwise permitted under clause (v) of Section 4.09(b) hereof (in the case of Indebtedness of the Company) or clause (viii) of Section 4.10 hereof (in the case of Indebtedness of Restricted Subsidiaries);

          (vii) Liens not otherwise permitted by the foregoing clauses (i) through (vi) in an aggregate amount not to exceed 5% of the Company's Consolidated Tangible Assets;

          (viii) Liens granted after the Issue Date pursuant to the immediately preceding paragraph to secure the Notes; and

          (ix)   Permitted Liens.

     SECTION 4.13   Limitation on Sale and Leaseback Transactions.  The Company
                    ---------------------------------------------
shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction (other than a Sale and Leaseback Transaction between the Company or a Restricted Subsidiary on the one hand and a Restricted Subsidiary or the Company on the other hand), unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale and Leaseback Transaction at least equal to the Fair Market Value (as evidenced by a Board Resolution delivered to the Trustee) of the Property subject to such transaction; (ii) the Attributable Indebtedness of the Company or such Restricted Subsidiary with respect thereto is included as Indebtedness and would be permitted by Section 4.09 hereof or Section 4.10 hereof, as the case may be; (iii) the Company or such Restricted Subsidiary would be permitted to create a Lien on such Property without securing the Notes by Section 4.12 hereof; and (iv) the Net Cash Proceeds from such transaction are applied in accordance with Section 4.08 hereof; provided that the Company shall
                                                --------
be permitted to enter into Sale and Leaseback Transactions for up to $30 million with respect to construction of the Company's headquarters buildings located in Cedar Rapids, Iowa, provided that any such transaction is entered into within
                    --------
180 days of the earlier of (x) substantial completion or (y) occupation of the applicable phase of such headquarters building.

     SECTION 4.14   Limitation on Dividends and Other Payment Restrictions
                    ------------------------------------------------------
Affecting Subsidiaries.  The Company shall not, and shall not permit any
----------------------
Restricted Subsidiary to, directly or indirectly, cause or suffer to exist or become effective, or enter into, any encumbrance or restriction (other than pursuant to law or regulation) on the ability of any Restricted Subsidiary (i) to pay dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary; (ii) to make loans or advances to the Company or any Restricted Subsidiary; or (iii) to transfer any of its Property to the Company or any other Restricted Subsidiary, except:

          (a) any encumbrance or restriction existing as of the Issue Date or any other agreement relating to any Existing Indebtedness or any Indebtedness under a Senior Credit Facility or a Qualified Receivable Facility otherwise permitted under this First Supplemental Indenture;

          (b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of Property, so long as the encumbrances or restrictions in any such agreement relate solely to the Property so acquired;

          (c) any encumbrance or restriction relating to any Indebtedness of any Restricted Subsidiary existing on the date on which such Restricted Subsidiary is acquired by the

     Company or another Restricted Subsidiary (other than any such Indebtedness Incurred by such Restricted Subsidiary in connection with or in anticipation of such acquisition);

          (d) any encumbrance or restriction pursuant to an agreement effecting a permitted refinancing of Indebtedness issued pursuant to an agreement referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are not materially more restrictive than the encumbrances and restrictions contained in such agreements;

          (e) customary provisions (A) that restrict the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset; (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this First Supplemental Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

          (f) in the case of clause (iii) above, restrictions contained in any security agreement (including a Capital Lease Obligation) securing Indebtedness of the Company or a Restricted Subsidiary otherwise permitted under this First Supplemental Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement; and

          (g) any restriction with respect to a Restricted Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that the consummation of
                                           --------
     such transaction would not result in an Event of Default or an event that, with the passing of time or the giving of notice or both, would constitute an Event of Default, that such restriction terminates if such transaction is not consummated and that the consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into.

     Nothing contained in this Section 4.14 shall prevent the Company or any other Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under Section 4.12 hereof or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries otherwise permitted under Section 4.09 hereof or Section 4.10 hereof, as the case may be.

     SECTION 4.15   Limitation on Issuance and Sale of Capital Stock of
                    ---------------------------------------------------
Restricted Subsidiaries.  The Company (i) shall not permit any Restricted
-----------------------
Subsidiary to issue any Capital Stock other than to the Company or a Wholly-Owned Restricted Subsidiary unless immediately after giving effect thereto such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment of the Company or any other Restricted Subsidiary in such Restricted Subsidiary would have been permitted under Section 4.11 hereof if made on the date of such issuance and (ii) shall not permit any Person other than the Company or a Wholly-Owned Restricted Subsidiary to own any Capital Stock of any Restricted Subsidiary, other than directors' qualifying shares and except for:

          (a) a sale of 100% of the Capital Stock of a Restricted Subsidiary sold in a transaction not prohibited by the covenant described under
     Section 4.08 hereof;

          (b) a sale of the Capital Stock of a Restricted Subsidiary sold in a transaction not prohibited by the covenant described under Section 4.08 hereof if, after giving effect thereto, greater than 50% of the Capital Stock of such Restricted Subsidiary is owned by the Company or by a Wholly-Owned Restricted Subsidiary;

          (c) Capital Stock of a Restricted Subsidiary issued and outstanding on the Issue Date and held by Persons other than the Company or any Restricted Subsidiary;

          (d) Capital Stock of a Restricted Subsidiary issued and outstanding prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in anticipation or contemplation of such Person's becoming a Restricted Subsidiary or otherwise being acquired by the Company;

          (e) any Preferred Stock permitted to be issued under Section 4.10 hereof; and

          (f) ownership by any Person other than the Company or a Subsidiary of the Company of less than 50% of the Capital Stock of a Person (A) in which the Company or a Restricted Subsidiary has made a Permitted Investment pursuant to clause (iii) of the definition of "Permitted Investments" set forth in Article II hereof, (B) of which more than 50% of such Person's Capital Stock is owned, directly or indirectly, by the Company and (C) as to which the Company has the power to direct the policies, management and affairs.

     SECTION 4.16   Transactions with Affiliates.  The Company shall not, and
                    ----------------------------
shall not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer, or otherwise dispose of, any of its Properties or assets to, or purchase any Property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction or series of Affiliate Transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable arm's-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of the Company or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company has determined to be fair to the Company or the relevant Restricted Subsidiary) and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $5 million, a certificate of the chief executive, operating or financial officer of the Company evidencing such officer's determination that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and is in the best interests of the Company or such Restricted Subsidiary and (ii) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments in excess of $15 million, a Board Resolution certifying that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and that such Affiliate Transaction or series of Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors who have determined that such Affiliate Transaction or series of Affiliate Transactions is in the best interest of the Company or such Restricted Subsidiary; provided that the following shall not be deemed Affiliate
            --------
Transactions:

          (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice;

          (ii) any agreement or arrangement with respect to the compensation of a director or officer of the Company or any Restricted Subsidiary approved by a majority of the disinterested members of the Board of Directors and consistent with industry practice;

          (iii) transactions between or among the Company and its Restricted Subsidiaries;

          (iv)   transactions permitted by Section 4.11 hereof;

          (v) transactions pursuant to any agreement or arrangement existing on the Issue Date; and

          (vi) transactions with respect to wireline or wireless transmission capacity, the lease or sharing or other use of cable or fiberoptic lines, equipment, rights-of-way or other access rights, between the Company or any Restricted Subsidiary and any other Person; provided, in any case, that
                                                 --------
     such transaction is on terms that are no less favorable, taken as a whole, to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with Persons who are not Affiliates of the Company or the relevant Restricted Subsidiary (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of the Company or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company has determined to be fair to the Company or the relevant Restricted Subsidiary).

     SECTION 4.17   Restricted and Unrestricted Subsidiaries.  (a) The Company
                    ----------------------------------------
may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of the Company or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if such Subsidiary does not have any obligations which, if in Default, would result in a cross default on Indebtedness of the Company or a Restricted Subsidiary (other than Indebtedness to the Company or a Wholly-Owned Restricted Subsidiary), and (i) such Subsidiary has total assets of $1,000 or less, (ii) such Subsidiary has assets of more than $1,000 and an Investment in such Subsidiary in an amount equal to the Fair Market Value of such Subsidiary would then be permitted under Section 4.11(a) hereof or (iii) such designation is effective immediately upon such Person becoming a Subsidiary. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary thereof.

          (b) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person (other than a newly formed Subsidiary having no outstanding Indebtedness (other than Indebtedness to the Company or a Restricted Subsidiary) at the date of determination) becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise), unless, after giving effect to such action, transaction or series of transactions on a pro forma basis, (i) the Company could incur at least $1 of additional Indebtedness pursuant to Section 4.09(a) hereof and (ii) no Default or Event of Default would occur.

          (c) Subject to clause (b), an Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary. The designation of a Subsidiary as an Unrestricted Subsidiary or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary in compliance with clause (b) shall be made by the Board of Directors pursuant to a Board Resolution delivered to the Trustee and shall be effective as of the date specified in such Board Resolution, which shall not be prior to the date such Board Resolution is delivered to the Trustee.


                                  ARTICLE V.
                               EVENTS OF DEFAULT

     Solely for the benefit of the Holders of the Notes and so long as any of the Notes are Outstanding, the Events of Default and acceleration remedy in this
Article V shall be applicable to the Notes. Except as otherwise specified herein, all of the Events of Default and remedies set forth in Section 501 of the Indenture shall also apply to the Notes.

     SECTION 5.01   Modification of Section 501(4) of the Indenture.  The
                    -----------------------------------------------
following shall replace, in its entirety, the provisions of Section 501(4) of the Indenture:

     "(4) default in the performance, or breach, of any covenant or warranty of the Company contained in the Indenture or the Notes (other than a covenant or warranty addressed in Sections 501(1), 501(2) or 501(3) of the Indenture or in Section 5.02(a) of the First Supplemental Indenture), and the continuance of such Default or breach for a period of 60 calendar days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25 percent of the aggregate principal amount of the outstanding Notes specifying such Default and stating that such notice is a "Notice of Default" delivered in connection with the Indenture; or"

     SECTION 5.02   Additional Events of Default.  The following shall be
                    ----------------------------
additional Events of Default:

          (a) default in the performance, or breach, of any covenant or agreement contained in Section 4.07, Section 4.08 or Article III hereof or in Article Eight of the Indenture; or

          (b) a default or defaults under any bond, debenture, note or other evidence of Indebtedness by the Company or any Restricted Subsidiary of the Company (or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any such Restricted Subsidiary) having, individually or in the aggregate, a principal or similar amount outstanding of at least $10 million, whether such indebtedness now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Indebtedness prior to its express maturity or shall constitute a failure to pay such Indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such Indebtedness becoming or being declared due and payable; or

          (c) a final judgment or final judgments for the payment of money (other than to the extent covered by insurance as to which the insurance company has acknowledged coverage and other than to the extent covered by an indemnity given by an insurance company) is entered against the Company or any Restricted Subsidiary of the Company in an aggregate amount in excess of $10 million by a court or courts of competent jurisdiction, which judgment is not discharged, waived, stayed, bonded or satisfied for a period of 45 consecutive calendar days.

     SECTION 5.03   Modification of Section 502(1) of the Indenture.  The
                    -----------------------------------------------
following shall be added to Section 502(1) of the Indenture after the end thereof:

     "In the event of a declaration of acceleration because an Event of Default set forth in Section 5.02(b) of the First Supplemental Indenture has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to Section 5.02(b) thereof shall be remedied, or cured, or waived by the holders of the relevant Indebtedness, within 60 calendar days after such event of default; provided no judgment
                                                          --------
     or decree for the payment of the money due on the Notes has been obtained by the Trustee as provided in Article Five of the Indenture."

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

                                  ARTICLE VI.
                                 MISCELLANEOUS

     SECTION 6.01   Effective Date.  This First Supplemental Indenture shall be
                    --------------
effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

     SECTION 6.02   Successors and Assigns.  All covenants and agreements in
                    ----------------------
this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 6.03   Separability Clause.  In case any provision in this First
                    -------------------
Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 6.04   Benefits of First Supplemental Indenture.  Nothing in this
                    ----------------------------------------
First Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders of the Notes any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

     SECTION 6.05   No Personal Liability.  No recourse under or on any
                    ---------------------
obligation, covenant or agreement contained in this First Supplemental Indenture or in the Notes, or because of any indebtedness evidenced thereby, shall be had against any promoter, as such or, against any past, present or future director, officer, employee or shareholder, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes.

     SECTION 6.06   Governing Law.  This First Supplemental Indenture and the
                    -------------
Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state. This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act which, by the provisions thereof, are deemed or required to be part of this First Supplemental Indenture and shall, to the extent applicable, be governed by such provisions. If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this First Supplemental Indenture by operation of, Sections 310 through 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

     SECTION 6.07   Counterparts.  This First Supplemental Indenture may be
                    ------------
executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.




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

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                         McLEODUSA INCORPORATED



                         By: _______________________________________
                         Name:
                         Title:



                         UNITED STATES TRUST COMPANY OF NEW YORK,
                         As Trustee


                         By: _______________________________________
                         Name:
                         Title:

                                   EXHIBIT A

                                 [form of Note]















                                       41